Exhibit 99.1

Contact:

Rick Rodick

Chief Financial Officer

(562) 552-9400

rrodick@go2uti.com

UTi WORLDWIDE REPORTS FISCAL 2015

THIRD QUARTER RESULTS

— Reaffirms Adjusted EBITDA Target of $190-210 Million for Fiscal 2016 —

Long Beach, Calif., December 9, 2014 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2015 third quarter ended October 31, 2014.

Fiscal Third Quarter 2015 vs. 2014 Results:

•	Revenues were $1,078.3 million, a decrease of 6.6 percent from $1,154.4 million.

•	Net revenues (revenues minus purchased transportation costs) were $381.0 million, a decrease of 3.1 percent from $393.5 million.

•	On a constant currency basis, revenues decreased 4.3 percent and net revenues increased 0.1 percent versus the comparable prior year period.

•	Net loss attributable to UTi Worldwide Inc. was $34.0 million in the fiscal 2015 third quarter. Net loss attributable to common shareholders after dividends on preferred stock was $0.35 per diluted common share.

•	Net loss attributable to UTi Worldwide Inc. in the fiscal 2014 third quarter was $9.1 million, or $0.09 per diluted common share.

•	The company recorded severance and other costs of $23.7 million compared to $13.2 million. The $23.7 million includes a $19.6 million receivable impairment resulting from a customer bankruptcy. In addition, UTi recorded additional tax expense exceeding its normalized tax rate of $7.0 million, or $0.06 per diluted common share.

•	Non-GAAP net loss attributable to UTi Worldwide Inc. was $4.8 million. Non-GAAP net loss attributable to common shareholders after preferred stock dividends was $0.08 per diluted common share.

•	Earnings before interest, taxes, depreciation and amortization, as adjusted for severance and other costs (adjusted EBITDA), totaled $23.1 million (which includes $11.3 million in temporary costs) compared to $39.8 million.

•	All references to adjusted items, free cash flow (defined as cash flow from operations less net capital expenditures), constant currency items, EBITDA and adjusted EBITDA in this release refer to non-GAAP results. A reconciliation of these non-GAAP results to the most directly comparable financial measures calculated in accordance with GAAP is provided in the supplemental financial information attached to this release.

Edward G. Feitzinger, chief executive officer, said, “Earlier this year, we were working through service issues and billing challenges associated with the rollout of our freight forwarding system in the United States. Since then, our service has improved dramatically. These past issues adversely impacted freight forwarding growth and free cash flow for several quarters. The third quarter marked a turning point in a number of areas. Airfreight kilos improved on a year over year basis for the month of October and adjusted EBITDA improved each month during the quarter. Free cash flow also turned positive in a quarter where we have historically had negative cash flows. In addition, by the end of Q3 we had completed approximately half of our previously announced incremental $45 million annualized cost savings target for fiscal year 2015. These actions, together with growth initiatives and other improvements, give us confidence in our previously-stated fiscal 2016 adjusted EBITDA target of $190 million to $210 million.”

“In the third quarter, adjusted EBITDA decreased approximately $17 million as compared to the same period last year, primarily due to lower freight forwarding revenues and $11 million in temporary costs. Contract logistics and distribution adjusted EBITDA was flat on a year over year basis, but the results were negatively impacted by new business start-ups and the timing of project related work. Adjusted EBITDA in freight forwarding declined primarily due to lower air freight volumes and costs related to transformation.”

Operating expenses less purchased transportation costs were $403.2 million in the third quarter of fiscal 2015. Excluding severance and other costs, adjusted operating expenses less purchased transportation costs were $379.6 million, compared to $373.1 million in the same period last year.

The company recorded a tax provision of $2.3 million in the fiscal 2015 third quarter on a pretax loss of $33.0 million, due to increases in valuation allowances and the mix of taxable income across the company’s tax jurisdictions.

Free cash flow was positive $8.5 million in the fiscal 2015 third quarter, which represents a $48 million improvement as compared to the same quarter last year. Richard G. Rodick, chief financial officer, said, “We improved our free cash flow significantly in the fiscal 2015 third quarter. As a result, the fiscal 2015 third quarter was our first positive free cash flow period in seven quarters, and better than any third quarter since fiscal 2012. We continue to believe that positive free cash flow for the full fiscal year is achievable, and we have additional incremental opportunity in fiscal 2016.”

The company recorded a $19.6 million receivable impairment in the fiscal 2015 third quarter relating to a customer bankruptcy. The total amount owed to the company is $24.9 million. The company filed an insurance claim for approximately $16 million under the terms of a policy related to a portion of the impaired amount. The company’s insurance provider has not yet accepted or rejected the claim. The company believes that a substantial portion of the claim will eventually be paid, but as required under GAAP, the company has not recognized any benefit from its potential insurance recovery.

Investor Conference Call:

UTi management will host an investor conference call today, December 9, 2014, at 8:00 A.M. PDT (11:00 A.M. EDT) to review the company’s financial results for the fiscal 2015 third quarter. Investment professionals are invited to participate in the live call by dialing 888-378-0320 (domestic) or 719-457-2689 (international) using conference ID 8516326. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com. The slides that will be referenced during the call will be available on the company’s website at www.go2uti.com (click on “Investor Relations” and then click on “Webcasts & Presentations”). The slides will contain disclosures of certain non-GAAP financial measures, which will be identified in the slides. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures will be included in the slides. For those who are not available to listen to the live broadcast, the call will be archived for one year on the company’s website. A telephonic playback of the conference call also will be available from approximately 11:00 A.M. PDT, today, through December 12, 2014, by calling 888-203-1112 (domestic) or 719-457-0820 (international) and using replay passcode 8516326.

About UTi Worldwide:

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information:

This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has included information in this press release relating to constant currency revenue and net revenue changes, which are adjusted to exclude the impact of currency fluctuations between comparable periods. The company also has referred to operating expenses less purchased transportation costs, and to adjusted operating expenses less purchased transportation costs, which are operating expenses less purchased transportation costs that are further adjusted to exclude severance and other costs (including a receivable impairment). The company has further referred to non-GAAP net loss attributable to UTi Worldwide Inc., which is adjusted to exclude severance and other costs (including a receivable impairment), valuation allowances on deferred tax assets, and changes in the company’s normalized tax rate, as described above, and non-GAAP net loss per diluted share attributable to common shareholders. In addition, the company has referred to free cash flow, which is cash flow from operations less purchases of property, plant and equipment (net of proceeds from disposals), as well as purchases of software and other intangible assets. Finally, the company has referred to earnings before interest, taxes, depreciation and amortization (EBITDA), and to adjusted EBITDA, which is EBITDA adjusted to exclude severance and other costs (including a receivable impairment). This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. In addition, the company’s management believes that presenting adjusted EBITDA provides useful information to investors regarding underlying business trends and performance of the company’s ongoing operations. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. Further, adjusted EBITDA does not represent cash flow from operations as defined by GAAP, is not derived in accordance with GAAP, and should not be considered as an alternative to net income. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release which address activities, events or developments that UTi expects or anticipates will or may occur in the future, including such things as the third quarter marking a turning point in a number of areas; the Company completing its previously announced incremental $45 million run rate cost savings target by the end of its fiscal year 2015; the fact that the Company is targeting adjusted EBITDA in fiscal 2016 in the range of $190 million to $210 million; the fact that the company believes that positive free cash flow for the full 2015 fiscal year is still achievable or that incremental opportunities exist in fiscal 2016; and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by UTi in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” and other similar expressions or the negative of these terms or other comparable terms. Investors are cautioned that any such forward-

looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks in UTi’s filings with the SEC, including those listed in Item 1A “Risk Factors” in its annual report on Form 10-K relating to the fiscal year ended January 31, 2014, and the following: UTi’s ability to maintain sufficient liquidity and capital resources to fund its business; UTi’s ability to complete its business transformation initiatives in the timeframe and for the costs anticipated and achieve the expected benefits; UTi’s ability to generate sufficient cash to service its debts and other obligations; delays or inability to pay by UTi’s customers; UTi’s ability to execute its working capital plan, and to improve free cash flow; volatility with respect to global trade; global economic, political and market conditions and unrest, including those in Africa, Asia Pacific and EMENA (which is comprised of Europe, Middle East and North Africa); risks associated with UTi’s ongoing business transformation initiative, which include unanticipated difficulties, delays, additional costs and expenses as well as potential billing delays; volatile fuel costs; transportation capacity, pricing dynamics and the ability of UTi to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in interest and foreign exchange rates, particularly with respect to the South African rand; material interruptions in transportation services; risks of international operations; risks associated with, and the potential for penalties, fines, costs and expenses the company may incur as a result of investigations by the governments of Brazil and Singapore into the international air freight and air cargo transportation industry; risks of adverse legal judgments or other liabilities not limited by contract or covered by insurance, including but not limited to the ongoing securities class action lawsuit; UTi’s ability to retain clients while facing increased competition; the financial condition of UTi’s clients; disruptions caused by epidemics, natural disasters, conflicts, strikes, wars and terrorism; the impact of changes in UTi’s effective tax rates; the other risks and uncertainties described herein and in UTi’s other filings with the SEC; and other factors outside UTi’s control. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on UTi or its business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof and UTi does not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except as required by law.

# # #

(Tables Follow)

UTi Worldwide Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three months ended October 31,		Nine months ended October 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

Revenues:
Airfreight forwarding	$319,057	$342,447	$955,407	$1,021,396
Ocean freight forwarding	264,265	334,622	807,758	957,087
Customs brokerage	55,854	37,948	162,680	100,074
Contract logistics	199,142	190,699	583,833	557,758
Distribution	164,604	157,301	470,561	450,257
Other	75,357	91,389	234,274	277,905

Total revenues	1,078,279	1,154,406	3,214,513	3,364,477

Other operating expenses:
Purchased transportation costs:
Airfreight forwarding	250,968	263,162	737,700	788,560
Ocean freight forwarding	216,302	279,388	666,875	801,711
Customs brokerage	9,965	7,317	32,912	12,691
Contract logistics	50,436	44,858	142,498	135,272
Distribution	114,436	110,096	328,871	314,308
Other	55,154	56,092	150,511	157,059

Staff costs	218,105	221,075	668,151	665,567
Depreciation	14,207	13,628	42,235	39,766
Amortization of intangible assets	7,398	5,730	21,417	11,276
Severance and other	23,674	13,184	25,964	19,033
Other operating expenses	139,843	132,630	415,746	397,936

Total other operating expenses	1,100,488	1,147,160	3,232,880	3,343,179

Operating (loss)/income	(22,209)	7,246	(18,367)	21,298
Interest expense, net	(10,557)	(4,923)	(29,220)	(11,663)
Loss on debt extinguishment	—	—	(21,820)	—
Other expense, net	(205)	(294)	(1,201)	(1,256)

Pretax (loss)/income	(32,971)	2,029	(70,608)	8,379
Provision for income taxes	2,293	9,334	21,573	30,054

Net loss	(35,264)	(7,305)	(92,181)	(21,675)
Net (loss)/income attributable to non-controlling interests	(1,269)	1,770	1,940	4,262

Net loss attributable to UTi Worldwide Inc.	$(33,995)	$(9,075)	$(94,121)	$(25,937)

Basic and diluted loss per common share attributable to UTi Worldwide Inc. common shareholders	$(0.35)	$(0.09)	$(0.97)	$(0.25)

Number of weighted average common shares outstanding used for per share calculations
Basic and diluted shares	105,438,911	104,746,663	105,257,604	104,450,366

UTi Worldwide Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2014	January 31, 2014
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$191,869	$204,384
Cash held as collateral	32,801	—
Trade receivables, net	1,080,406	977,885
Deferred income taxes	10,116	8,889
Other current assets	157,024	154,465

Total current assets	1,472,216	1,345,623

Property, plant and equipment, net	207,696	222,036
Goodwill and other intangible assets, net	447,419	464,867
Investments	1,034	1,075
Deferred income taxes	13,112	11,693
Other non-current assets	50,189	36,768

Total assets	$2,191,666	$2,082,062

LIABILITIES & EQUITY
Bank lines of credit	$83,109	$260,700
Short-term borrowings	10,037	7,551
Current portion of long-term borrowings	1,776	3,488
Current portion of capital lease obligations	11,994	12,374
Trade payables and other accrued liabilities	752,274	754,965
Income taxes payable	19,742	17,877
Deferred income taxes	3,348	3,236

Total current liabilities	882,280	1,060,191

Long-term borrowings, excluding current portion	366,297	205,862
Capital lease obligations, excluding current portion	61,104	60,784
Deferred income taxes	14,700	14,390
Other non-current liabilities	36,744	38,098

Convertible preference shares	178,732	—

Commitments and contingencies

UTi Worldwide Inc. shareholders’ equity:
Common stock	572,204	517,762
Retained earnings	211,624	313,974
Accumulated other comprehensive loss	(147,057)	(143,317)

Total UTi Worldwide Inc. shareholders’ equity	636,771	688,419
Non-controlling interests	15,038	14,318

Total equity	651,809	702,737

Total liabilities and equity	$2,191,666	$2,082,062

UTi Worldwide Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended October 31,
	2014	2013
	(Unaudited)

OPERATING ACTIVITIES:
Net loss	$(92,181)	$(21,675)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation costs	10,365	9,782
Depreciation	42,235	39,766
Amortization of intangible assets	21,417	11,276
Amortization of debt issuance costs	2,805	524
Make-whole payment	20,830	—
Accretion of convertible senior notes	5,290	—
Deferred income taxes	(2,615)	7,102
Uncertain tax positions	792	(4)
Gain on disposal of property, plant and equipment	(522)	(548)
Provision for doubtful accounts	4,328	4,220
Proceeds from the sale of trade receivables	—	20,211
Installment receivable impairment and other	20,449	3,375
Net changes in operating assets and liabilities	(138,790)	(142,891)

Net cash used in operating activities	(105,597)	(68,862)

INVESTING ACTIVITIES:
Net increase in cash held as collateral	(32,801)	—
Purchases of property, plant and equipment, excluding software	(20,989)	(36,545)
Proceeds from disposals of property, plant and equipment	4,058	3,583
Purchases of software and other intangible assets	(9,845)	(27,484)
Net increase in other non-current assets	(560)	(3,292)

Net cash used in investing activities	(60,137)	(63,738)

FINANCING ACTIVITIES:
Net (repayments)/borrowings under bank lines of credit	(175,830)	98,970
Net increase in short-term borrowings	2,472	1,031
Proceeds from issuances of long-term borrowings	404,644	639
Repayments of long-term borrowings	(203,517)	(5,514)
Make-whole payment	(20,830)	—
Proceeds form the issuance of preference shares	175,000	—
Debt and preferred shares issuance costs	(25,789)	—
Repayments of capital lease obligations	(10,770)	(10,168)
Distributions to non-controlling interests and other	(1,416)	(2,180)
Ordinary shares settled under share-based compensation plans	(1,807)	(2,487)
Proceeds from issuance of ordinary shares	89	3,345
Dividends paid	—	(6,282)

Net cash provided by financing activities	142,246	77,354

Effect of foreign exchange rate changes on cash and cash equivalents	10,973	(10,810)

Net decrease in cash and cash equivalents	(12,515)	(66,056)

Cash and cash equivalents at beginning of period	204,384	237,276

Cash and cash equivalents at end of period	$191,869	$171,220

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended October 31, 2014
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total

Revenues	$689,807	$388,472	$—	$1,078,279

Purchased transportation costs	523,942	173,319	—	697,261
Staff costs	104,492	104,442	9,171	218,105
Depreciation	4,245	8,546	1,416	14,207
Amortization of intangible assets	6,472	926	—	7,398
Severance and other	22,139	1,318	217	23,674
Other operating expenses	47,842	82,076	9,925	139,843

Total operating expenses	709,132	370,627	20,729	1,100,488

Operating (loss)/income	$(19,325)	$17,845	$(20,729)	(22,209)

Interest expense, net				(10,557)
Other expense, net				(205)

Pretax loss				(32,971)
Provision for income taxes				2,293

Net loss				(35,264)
Net loss attributable to non-controlling interests				(1,269)

Net loss attributable to UTi Worldwide Inc.				$(33,995)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended October 31, 2013
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total

Revenues	$778,446	$375,960	$—	$1,154,406

Purchased transportation costs	596,663	164,250	—	760,913
Staff costs	108,985	103,582	8,508	221,075
Depreciation	4,269	7,994	1,365	13,628
Amortization of intangible assets	4,404	1,205	121	5,730
Severance and other	6,083	7,004	97	13,184
Other operating expenses	44,390	79,485	8,755	132,630

Total operating expenses	764,794	363,520	18,846	1,147,160

Operating income/(loss)	$13,652	$12,440	$(18,846)	7,246

Interest expense, net				(4,923)
Other expense, net				(294)

Pretax income				2,029
Provision for income taxes				9,334

Net loss				(7,305)
Net income attributable to non-controlling interests				1,770

Net loss attributable to UTi Worldwide Inc.				$(9,075)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Nine months ended October 31, 2014
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total

Revenues	$2,081,720	$1,132,793	$—	$3,214,513

Purchased transportation costs	1,559,265	500,102	—	2,059,367
Staff costs	327,642	312,365	28,144	668,151
Depreciation	13,071	24,890	4,274	42,235
Amortization of intangible assets	18,586	2,831	—	21,417
Severance and other	23,649	1,578	737	25,964
Other operating expenses	144,419	243,677	27,650	415,746

Total operating expenses	2,086,632	1,085,443	60,805	3,232,880

Operating (loss)/income	$(4,912)	$47,350	$(60,805)	(18,367)

Interest expense, net				(29,220)
Loss on debt extinguishment				(21,820)
Other expense, net				(1,201)

Pretax loss				(70,608)
Provision for income taxes				21,573

Net loss				(92,181)
Net income attributable to non-controlling interests				1,940

Net loss attributable to UTi Worldwide Inc.				$(94,121)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Nine months ended October 31, 2013
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total

Revenues	$2,266,765	$1,097,712	$—	$3,364,477

Purchased transportation costs	1,732,000	477,601	—	2,209,601
Staff costs	322,856	314,999	27,712	665,567
Depreciation	12,491	23,356	3,919	39,766
Amortization of intangible assets	6,645	3,648	983	11,276
Severance and other	8,512	8,313	2,208	19,033
Other operating expenses	136,969	237,205	23,762	397,936

Total operating expenses	2,219,473	1,065,122	58,584	3,343,179

Operating income/(loss)	$47,292	$32,590	$(58,584)	21,298

Interest expense, net				(11,663)
Other expense, net				(1,256)

Pretax income				8,379
Provision for income taxes				30,054

Net loss				(21,675)
Net income attributable to non-controlling interests				4,262

Net loss attributable to UTi Worldwide Inc.				$(25,937)

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Three months ended October 31, 2014
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$211,773	$58,244	$50,971	$33,623	$(8,612)	$1,628
Americas	126,763	223,994	38,444	100,247	(3,681)	2,043
Asia Pacific	275,278	23,133	53,423	14,802	13,736	163
Africa	75,993	83,101	23,027	66,481	(2,923)	19,623
Corporate	—	—	—	—	(20,729)	217

Total	$689,807	$388,472	$165,865	$215,153	$(22,209)	$23,674

	Three months ended October 31, 2013
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$220,317	$58,031	$57,698	$33,883	$(6,682)	$4,855
Americas	164,113	206,693	47,938	90,803	3,854	2,627
Asia Pacific	262,281	22,567	50,957	15,791	15,374	1,431
Africa	131,735	88,669	25,190	71,233	13,546	4,174
Corporate	—	—	—	—	(18,846)	97

Total	$778,446	$375,960	$181,783	$211,710	$7,246	$13,184

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Nine months ended October 31, 2014
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$650,254	$176,747	$170,345	$102,533	$(14,858)	$2,194
Americas	406,235	644,337	124,766	288,431	(7,583)	2,747
Asia Pacific	790,440	64,907	161,145	42,333	41,580	620
Africa	234,791	246,802	66,199	199,394	23,299	19,666
Corporate	—	—	—	—	(60,805)	737

Total	$2,081,720	$1,132,793	$522,455	$632,691	$(18,367)	$25,964

	Nine months ended October 31, 2013
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$648,940	$167,898	$174,721	$98,641	$(10,088)	$6,774
Americas	519,652	600,134	140,404	264,668	8,837	3,520
Asia Pacific	745,549	61,413	146,528	41,272	39,016	2,035
Africa	352,624	268,267	73,112	215,530	42,117	4,496
Corporate	—	—	—	—	(58,584)	2,208

Total	$2,266,765	$1,097,712	$534,765	$620,111	$21,298	$19,033

UTi Worldwide Inc. Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Three months ended October 31, 2014	Three months ended October 31, 2013
GAAP Revenues	$1,078,279	$1,154,406
Less: Purchased transportation costs	(697,261)	(760,913)

Net revenues	$381,018	$393,493

GAAP Operating expenses	$1,100,488	$1,147,160
Less: Purchased transportation costs	(697,261)	(760,913)

Operating expenses less purchased transportation costs	403,227	386,247
Less: Adjustment for severance and other(1)	(23,674)	(13,184)

Non-GAAP Operating expenses	$379,553	$373,063

GAAP Operating (loss)/income	$(22,209)	$7,246
Add: Adjustment for severance and other(1)	23,674	13,184

Non-GAAP Operating income	$1,465	$20,430

Non-GAAP operating income as a percentage of net revenues	0.4%	5.2%

GAAP Pretax (loss)/income	$(32,971)	$2,029
Add: Adjustment for severance and other(1)	23,674	13,184

Non-GAAP Pretax (loss)/income	$(9,297)	$15,213

GAAP Provision for income taxes	$2,293	$9,334
Add: Adjustment for severance and other(2)	1,463	1,220
Less: Adjustment for deferred tax asset valuation allowance(3)	(7,010)	(5,229)

Non-GAAP (Benefit)/provision for income taxes	$(3,254)	$5,325

GAAP Net loss attributable to UTi Worldwide Inc.	$(33,995)	$(9,075)
Adjustment for:
Severance and other(1)	23,674	13,184
Income tax effect severance and other(2)	(1,463)	(1,220)
Deferred tax asset valuation allowance(3)	7,010	5,229

Non-GAAP Net loss attributable to UTi Worldwide Inc.	$(4,774)	$8,118

GAAP Diluted loss per common share	$(0.35)	$(0.09)
Adjustment for:
Severance and other(1)	0.22	0.13
Income tax effect severance and other(2)	(0.01)	(0.01)
Deferred tax asset valuation allowance(3)	0.06	0.05

Non-GAAP Diluted (loss)/earnings per common share	$(0.08)	$0.08

(1)	During the three months ended October 31, 2014 and 2013, the company recorded pre-tax severance and facility exit costs of $4,080 and $13,184, respectively, primarily related to transformation activities. Included in severance and other the company incurred an impairment charge of $19,594 during the three months ended October 31, 2014, in connection with an impairment of the South African Installment Receivable Agreement and other receivables.
(2)	The provision for income tax adjustment related to the severance and other costs was calculated based on the prevailing tax rate in each jurisdiction.
(3)	The company recorded additional tax expense exceeding its normalized tax rates. This is due to valuation allowances and the mix of taxable income across the company’s tax jurisdictions. The company’s estimated normalized tax rate was 35%, for the three months ended October 31, 2014, and 2013. This rate is estimated based upon historical average effective tax rates experienced by the company for the periods FY10 through FY12 during which the company had consistent profitability. These rates are dependent upon many factors including but not limited to the mix of income and loss generated across jurisdictions and enacted statutory tax rates.

UTi Worldwide Inc. Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Nine months ended October 31, 2014	Nine months ended October 31, 2013
GAAP Revenues	$3,214,513	$3,364,477
Less: Purchased transportation costs	(2,059,367)	(2,209,601)

Net revenues	$1,155,146	$1,154,876

GAAP Operating expenses	$3,232,880	$3,343,179
Less: Purchased transportation costs	(2,059,367)	(2,209,601)

Operating expenses less purchased transportation costs	1,173,513	1,133,578
Less: Adjustment for severance and other(4)	(25,964)	(19,033)

Non-GAAP Operating expenses	$1,147,549	$1,114,545

GAAP Operating (loss)/income	$(18,367)	$21,298
Add: Adjustment for severance and other(4)	25,964	19,033

Non-GAAP Operating income	$7,597	$40,331

Non-GAAP operating income as a percentage of net revenues	0.7%	3.5%

GAAP Pretax (loss)/income	$(70,608)	$8,379
Add: Adjustment for severance and other(4)	25,964	19,033
Add: Adjustment for loss on debt extinguishment(5)	21,820	—

Non-GAAP Pretax (loss)/income	$(22,824)	$27,412

GAAP Provision for income taxes	$21,573	$30,054
Add: Adjustment for severance and other(6)	1,820	1,582
Less: Adjustment for deferred tax asset valuation allowance(7)(8)	(31,381)	(22,042)

Non-GAAP (Benefit)/provision for income taxes	$(7,988)	$9,594

GAAP Net loss attributable to UTi Worldwide Inc.	$(94,121)	$(25,937)
Adjustment for:
Severance and other(4)	25,964	19,033
Income tax effect severance and other(5)	(1,820)	(1,582)
Loss on debt extinguishment(6)	21,820	—
Deferred tax asset valuation allowance(7)(8)	31,381	22,042

Non-GAAP Net (loss)/income attributable to UTi Worldwide Inc.	$(16,776)	$13,556

GAAP Diluted loss per common share	$(0.97)	$(0.25)
Adjustment for:
Severance and other(4)	0.25	0.18
Income tax effect severance and other(5)	(0.02)	(0.02)
Loss on debt extinguishment(6)	0.21	—
Deferred tax asset valuation allowance(7)(8)	0.29	0.22

Non-GAAP Diluted (loss)/earnings per common share	$(0.24)	$0.13

(4)	During the nine months ended October 31, 2014 and 2013, the company recorded pre-tax severance and facility exit costs of $6,370 and $19,033, respectively, primarily related to transformation activities. Included in severance and other the company incurred an impairment charge of $19,594 for the nine months ended October 31, 2014, in connection with an impairment of the South African Installment Receivable Agreement and other receivables.
(5)	The provision for income tax adjustment related to the severance and other costs was calculated based on the prevailing tax rate in each jurisdiction.
(6)	Loss on debt extinguishment for the nine months ended October 31, 2014, includes a make-whole payment of $20,830 with respect to the prepayment of the company’s $200,000 aggregate principal amount of private placement notes issued on January 25, 2013, as well as a non-cash charge of $990 related to unamortized debt issuance costs.
(7)	Adjustments for deferred tax asset valuation allowances include the effects of current period valuation allowances. For the nine months ended October 31, 2013, there was an adjustment that included an out of period adjustment to income tax expense of $6,098 to increase the valuation allowances for certain of its deferred tax assets.
(8)	The company recorded additional tax expense exceeding its normalized tax rates. This is due to valuation allowances and the mix of taxable income across the company’s tax jurisdictions. The company’s estimated normalized tax rate was 35%, for the nine months ended October 31, 2014, and 2013. This rate is estimated based upon historical average effective tax rates experienced by the company for the periods FY10 through FY12 during which the company had consistent profitability. These rates are dependent upon many factors including but not limited to the mix of income and loss generated across jurisdictions and enacted statutory tax rates.

UTi Worldwide Inc.

Constant Currency Reconciliation

(Unaudited)

Set forth below is a reconciliation of the company’s constant currency rates and the growth rates based on the company’s GAAP reported results in the company’s revenues, net revenues and operating expenses less purchased transportation costs for the three and nine months ended October 31, 2014. Constant currency is a non-GAAP measure that excludes the impact of foreign currency translation.

	Three months ended October 31, 2014
	Total Net Change	+/(-) Currency Impact	Constant Currency	+/(-) Non-GAAP Items(9)	Adjusted Constant Currency
Revenues	(7)%	3%	(4)%	—%	(4)%
Net revenues	(3)%	3%	—%	—%	—%
Operating expenses less purchased transportation costs	4%	4%	8%	(3)%	5%

	Nine months ended October 31, 2014
	Total Net Change	+/(-) Currency Impact	Constant Currency	+/(-) Non-GAAP Items(10)	Adjusted Constant Currency
Revenues	(4)%	2%	(2)%	—%	(2)%
Net revenues	—%	3%	3%	—%	3%
Operating expenses less purchased transportation costs	4%	3%	7%	(1)%	6%

(9)	During the three months ended October 31, 2014 and 2013, the company recorded pre-tax severance and facility exit costs of $4,080 and $13,184, respectively, primarily related to transformation activities. Included in severance and other the company incurred an impairment charge of $19,594 during the three months ended October 31, 2014, in connection with an impairment of the South African Installment Receivable Agreement and other receivables.
(10)	During the nine months ended October 31, 2014 and 2013, the company recorded pre-tax severance and facility exit costs of $6,370 and $19,033, respectively, primarily related to transformation activities. Included in severance and other the company incurred an impairment charge of $19,594 for the nine months ended October 31, 2014, in connection with an impairment of the South African Installment Receivable Agreement and other receivables.

UTi Worldwide Inc.

EBITDA and Adjusted EBITDA Calculation

(in thousands)

(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2014	2013	2014	2013
EBITDA:
Net loss	$(35,264)	$(7,305)	$(92,181)	$(21,675)
Provision for income taxes	2,293	9,334	21,573	30,054
Interest expense, net	10,557	4,923	29,220	11,663
Other expense, net	205	294	1,201	1,256
Depreciation	14,207	13,628	42,235	39,766
Amortization of intangible assets	7,398	5,730	21,417	11,276

Total EBITDA before adjusting items	(604)	26,604	23,465	72,340

Adjusting items:
Loss on debt extinguishment(11)	—	—	21,820	—
Severance and other(12)(13)	23,674	13,184	25,964	19,033

Adjusted EBITDA	$23,070	$39,788	$71,249	$91,373

(11)	Loss on debt extinguishment for the nine months ended October 31, 2014, includes a make-whole payment of $20,830 with respect to the prepayment of the company’s $200,000 aggregate principal amount of private placement notes issued on January 25, 2013, as well as a non-cash charge of $990 related to unamortized debt issuance costs.
(12)	During the three months ended October 31, 2014 and 2013, the company recorded pre-tax severance and other exit costs of $4,080 and $13,184, respectively, primarily related to transformation activities. Included in severance and other the company incurred an impairment charge of $19,594 during the three months ended October 31, 2014, in connection with an impairment of the South African Installment Receivable Agreement and other receivables.
(13)	During the nine months ended October 31, 2014 and 2013, the company recorded pre-tax severance and facility exit costs of $6,370 and $19,033, respectively, primarily related to transformation activities. Included in severance and other the company incurred an impairment charge of $19,594 for the nine months ended October 31, 2014, in connection with an impairment of the South African Installment Receivable Agreement and other receivables.

UTi Worldwide Inc.

Free Cash Flow Calculation

(in thousands)

(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2014	2013	2014	2013
Net cash provided by/(used in) operating activities	$19,490	$(22,199)	$(105,597)	$(68,862)
Purchases of property, plant and equipment, excluding software	(8,748)	(10,213)	(20,989)	(36,545)
Proceeds from disposals of property, plant and equipment	1,670	1,699	4,058	3,583
Purchases of software and other intangible assets	(3,917)	(9,097)	(9,845)	(27,484)

Free cash flow	$8,495	$(39,810)	$(132,373)	$(129,308)

UTi Worldwide Inc.

Basic and Diluted GAAP and Non-GAAP Calculation

(in thousands)

(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2014	2013	2014	2013
Basic and Diluted EPS Calculation

Net loss attributable to UTi Worldwide Inc.	$(33,995)	$(9,075)	$(94,121)	$(25,937)
Less: Dividends paid-in kind on Convertible Preference Shares	(3,169)	—	(8,229)	—

Loss attributable to UTi Worldwide Inc. common shareholders for calculation of basic and diluted earnings per share	(37,164)	(9,075)	(102,350)	(25,937)

Number of weighted average common shares outstanding used for per share calculations
Basic and diluted shares	105,438,911	104,746,663	105,257,604	104,450,366

Basic and diluted loss per common share attributable to UTi Worldwide Inc. common shareholders	$(0.35)	$(0.09)	$(0.97)	$(0.25)

Non-GAAP Basic and Diluted EPS Calculation
Non-GAAP Net (loss)/income attributable to UTi Worldwide Inc.	$(4,774)	$8,118	$(16,776)	$13,556
Less: Dividends paid-in kind on Convertible Preference Shares	(3,169)	—	(8,229)	—

Non-GAAP (Loss)/income attributable to UTi Worldwide Inc. common shareholders for calculation of basic and diluted (loss)/earnings per share	(7,943)	8,118	(25,005)	13,556

Number of weighted average common shares outstanding used for per share calculations
Basic and diluted shares	105,438,911	104,746,663	105,257,604	104,450,366

Non-GAAP Basic and diluted (loss)/earnings per common share attributable to UTi Worldwide Inc. common shareholders	$(0.08)	$0.08	$(0.24)	$0.13